THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURTIES AS OF 1933, AS AMENDED ("SECURITIES ACT") OR APPLICABLE STATE SECIJRITES LAWS ("STATE ACTS"). THIS WARRANT AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRAAFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                        EVANS ENVIRONMENTAL CORPORATION

                              WARRANT CERTIFICATE

Warrants to Subscriber                                             April 4, 1995
for 12,500 shares of
Common Stock

     THIS CERTIFIES that, for value received, Strategica Capital Corporation, a Delaware corporation, or its registered assigns (the "Holder"), is the registered owner of 12,500 warrants (the "Warrants") of EVANS ENVIRONMENTAL CORPORATION, a Colorado corporation (hereinafter refereed to as the "Corporation" or the "Company"). Each of the Warrants entitles the Holder to purchase, after the satisfaction of the condition precedent to each such purchase, one duly authorized, validly issued, fully paid and nonassessable share of voting common stock, $.003 par value per share, of the Corporation (the "Common Stock"). Each share of Common Stock relating to a Warrant and/or each share of Common Stock underlying a Warrant may sometimes hereinafter be referred to as a "Warrant Share."

     Section 1. Exercise of Warrant. These Warrants may be exercised at any time from the date hereof, to the extent that the condition precedent specified in the next paragraph of this section is satisfied, until and including January 11, 1999, 5:00 p.m., Miami, Florida time (the "Expiration Date"). If the average of the closing bid and asked prices of the Company's Common Stock for the ten (10) trading days (in which the Company's Common Stock is traded) immediately prior to January 11, 1999, is less than $2.00 per share on the original Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2000 (the "First Extended Expiration Date"). If such average immediately prior to January 11, 2000, is less than $2.00 per share on the First Extended Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2001 (the "Second Extended Expiration

Date"). If such average immediately prior to January 11, 2001, is less than $2.00 per share on the Second Extended Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2002. Subject to adjustment pursuant to Section 4 below, the exercise price per share of the shares of Common Stock purchasable pursuant to this Warrant shall be equal to the "Market Price," as hereinafter defined, of the Company's Common Stock (such price, as adjusted from time to time, being hereinafter referred to as the "Exercise Price"). For purposes of the preceding sentence, "Market Price shall be defined as the average of the closing bid prices of the Company's Common Stock for the ten (10) trading days, in which the Company's Common Stock is traded, immediately prior to date of exercise.

        These Warrant are exercisable only to the extent that shares of Common Stock have been issued by the Company as a result of the exercise of stock options pursuant to any of the following agreements and then only at a rate of
0.25 shares of Common Stock for every share of Common Stock so issued:

        (a) Option Agreement dated March 1, 1993, between the Company and Jorge Diaz with respect to 10,000 shares of the Company's Common Stock.

        (b) Option Agreement dated December 1, 1993, between the Company and Stephen Kravitz with respect to 10,000 shares of the Company's Common Stock.

        (c) Option Agreement dated December 1, 1993, between the Company and William L. Young with respect to 30,000 shares of the Company's Common Stock.

The options granted pursuant to the foregoing agreements all expire on or before April 28, 1997. Therefore, if none of the options are exercised, these Warrants expire on April 28, 1997; otherwise such number of these Warrants are exercisable for the periods described in the first paragraph of this section as are equal to the number of shares of Common Stock for which the condition precedent in this paragraph has been fulfilled. The Company shall give the Holder written notice of the exercise of options pursuant to any of the foregoing agreements within five (5) business days after the occurrence of such exercise. Such notice shall specify the number of shares of Common Stock that were issued upon such exercise and the number of these Warrants that have become exercisable as a result of such exercise.

        If the closing bid price per share of the Company's Common Stock for ten
(10) consecutive trading days, in which the Company's Common Stock is traded (the "Mandatory Market Price"), equals or exceeds $1.50 per share at any times during the first four years from the date hereof, the Holder shall, at the option of the Company, exercise up to 10% of the original number of Warrants during each of the first and second years from the date hereof and up to 25% of the original number of Warrants during each of the third and fourth year from the date hereof. If the Holder is not required to exercise the maximum number of Warrants for any given year, then the unexercised number shall be added to the maximum number for the succeeding year of the term of the Warrants. The Holder, at its option in each instance of required exercise, may exercise one-half or more of the number of Warrants specified in the Company's notice to the Holder for cash and surrender the balance of such number of Warrants to the Company in exchange for the number of Warrant Shares equal to (x) the number of Warrant Shares as to which the Warrants are being surrendered multiplied by (y) a fraction, the numerator of which is the Mandatory Market Price less the Exercise Price of the Warrant Shares and the denominator of which is the Mandatory Market Price of the Warrant Shares. The Company shall give the Holder written notice of the Company's exercise of each option to require mandatory exercise of outstanding Warrants within five (5) business days after the occurrence of events triggering the Company's right to exercise such option. If the Company does not timely give the Holder such notice and the Mandatory Market Price falls below $1.50 per share, then the Company's right to exercise each such option shall lapse for the time being and shall reoccur each time the Mandatory Market Price again equals or exceeds $1.50 per share until the Company exercises each such option.

        The rights represented by this Warrant shall be exercised by the holder hereof, in whole or in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation or its transfer agent, and by payment to the Corporation of the Exercise Price in cash or by wire transfer, for each share being purchased. Upon the exercise of this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be promptly delivered to the holder hereof within a reasonable time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     Section 2. TRANSFER. DIVISION AND COMBINATION.

                (a) Neither the Warrants or the Warrant Shares may be sold, assigned or otherwise transfey 11, 1995 to any person other than an officer, managing director or affiliate of Holder. Transfer of this Warrant and all rights hereunder, in whole or in part, is registrable on the books of the Corporation to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Corporation, together with the Assignment Form annexed hereto duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Corporation, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or his agent or attorney. Subject to compliance with subparagraph (a) above, as to any transfer which may be involved in such division or combination, the C~tion shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                (c) The Corporation shall prepare, issue and deliver at its own expense (other than stock transfer taxes) the new Warrant or Warrants under this Section.

                (d) The Corporation agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                (e) In the case of all dividends or other distributions of the Corporation to the holders of its Common Stock with respect to which any provision of Section 3 refers to the taking of a record of such holders, the Corporation will in each such case take such a record and will take such record as of the close of business on a business day. The Corporation will not at any time, except upon dissolution, liquidation or winding up of the Corporation, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any warrant.

     Section 3. ADJUSTMENT OF NUMBER OF SHARES SUBIECT TO WARRANT. Upon any adjustment of the Exercise Price pursuant to Sections 4(a) or 4(b) hereof, the holder of this Warrant shall thereafter be entitled to purchase, at the adjusted Exercise Price, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     Section 4. ADJUSTMENT OF EXERCISE PRICE.

                (a) If the Corporation shall hereafter split, subdivide or combine its Common Stock, then the Exercise Price shall be proportionately adjusted so that the holder of this Warrant shall receive the equivalent number of shares, at the equivalent cost per share, as if this Warrant was exercised on the date immediately preceding such split, subdivision or combination of the Corporation's Common Stock.

                (b) If the Corporation shall pay a dividend with respect to the Common Stock or make any other distribution with respect to the Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                (c) Upon any such adjustment of the Exercise Price pursuant to this Section, then and in each such case the Corporation shall give written notice thereof to Holder stating the Exercise Price resulting from such adjustment and the number of shares of Common Stock thereafter purchasable under this Warrant and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     Section 5. RECLASSIFICATION, MERGER, ETC. In the case of any reclassification of the Common Stock or in the case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification of the Common Stock) or in the case of any sale of all or substantially all of the assets of the Corporation, then the Corporation, or such successor or purchasing corporation, as the case may be, shall execute a new certificate, providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, consolidation, merger or sale of assets by a holder of shares of the Common Stock with respect to one share of Common Stock. Such new Warrant certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers or sales of assets.

     Section 6. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares

     Section 7. NO STOCKHOLDER RIGHTS OR LIABILITIES. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

     Section 8. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or on such day the average of the closing bid and asked prices for such day on such exchange or system, as applicable; or

                (b) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be the mean of the last reported bid and ask prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     Section 9. REGISTRATION RIGHTS. Neither the Warrant nor the Warrant Shares have been registered under the Securities A ct of 1933, as amended (the "Securities Act").

            9.1 After January 1, 1995, whenever the Company proposes to file under the Securities Act a Registration Statement relating to any of its Common Stock, whether on its own behalf or on behalf of any holders of Common Stock of the Company, the Company shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to Holder. Upon receipt by the Company not more than thirty (30) days after such notice of a written request from Holder for registration of Warrant Shares issuable upon exercise of the Warrants by Holder or held by Holder, the Company shall (A) include in such registration statement or in a separate registration statement concurrently filed, and shall use its best efforts to cause such registration statement to become effective with respect to, the Warrant Shares as to which Holder requests registration and ('3) if such proposed registration is in connection with an underwritten offering of Common Stock for the benefit of the Company, upon request of Holder, use its best efforts to cause the managing underwriter therefor to include in such offering the Warrant Shares as to which Holder requests such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company. Holder shall cooperate with the Company in the preparation of such Registration Statement, to the extent required to furnish information concerning the Holder therein. Notwithstanding the foregoing, this Section 9.1 shall not be applicable to registration statements of the Company filed pursuant to Form S-8 or S-4.

            9.2 Whenever one or more registered holders of a majority of the Warrants or Warrant Shares issued as of the date hereof pursuant to a certain Advisory Agreement effective as of July 11, 1994 between Strategica Group, Inc. or its designees and the Company shall make a written request to the Company to register under the Securities Act Warrant Shares either issuable upon exercise of the Warrants or held by such holders, the Company shall within ten (10) days after such request is received promptly give written notice to holder stating the estimated approximate date of riling such registration statement, and shall thereupon promptly use its best efforts to file a registration statement (and thereafter use its best efforts to cause such registration) with respect to all Warrant Shares issuable upon exercise of the Warrants by Holder or held by Holder as soon as reasonably practical after the date of receipt of such notice by the Company. The Company shall not be required at its expense to effect more than one registration statement pursuant to this Section 9.2. Notwithstanding anything to the contrary contained herein, in the event that Holder exercises its registration rights under this Section 9.2: (a) on or prior to October 13, 1995, and the registration of the subject Warrant Shares issuable upon exercise of the Warrants or held by such holders shall not have been declared effective by the Securities and Exchange Commission (the SEC) pursuant to the Securities Act on or prior to January 5, 1996, then the $1.25 per share Exercise Price shall be extended to the date that is five (5) business days following such effective date; or (1)) on or prior to April 12, 1997, and the registration of the subject Warrant Shares issuable upon exercise of the Warrants or held by such holders shall not have been declared effective by the SEC pursuant to the Securities Act on or prior to July 7, 1997, then the Expiration Date shall be extended to the date that is five (5) business days following such effective date.

            9.3 If the Corporation is required by the provisions of this
Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Corporation will, as expeditiously as is possible:

                (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to transfer the same.

                (c) Furnish to the Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the transfer of the securities owned by such Holder.

                (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as Holder shall request (provided that the Company shall not be required to pay registration or qualification expense for more than ten (10) states to be designated by Holder) and do such other reasonable acts and things as may be the transfer in such jurisdictions of the securities owned by Holder.

                (e) Furnish, at the request of the Holder requesting registration of Warrant Shares, on the date that such Warrant Shares are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Shares are not being sold through underwriters, on the date that the registration statement with respect to such shares becoming effective, (1) an opinion, dated such date, of the outside counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and if such Warrant Shares are not being sold through underwriters, then to the holders making such request, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein), (iii) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, ,contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (v) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; and (2) a letter dated such date, from the independent certified public accountants of the Corporation, addressed to the underwriters, if any, and if such Warrant Shares are not being sold through underwriters, then to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other, financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request.

                (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

            9.4 The Holder of the securities being so registered agrees to pay all of the underwriting discounts and commissions with respect to the securities owned by them being registered. The Company will pay all other costs and expenses in connection with a registration statement to be filed pursuant to
Section 9 hereof including, without limitation, registration fees, the reasonable fees and expenses of counsel for the Company and Holder, the fees and expenses of its accountants and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in not more than ten (10) states as Holder has designated, including fees and disbursements of counsel for the Company, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to the Holder.

            9.5 The Company agrees to enter into an appropriate cross-indemnity agreement with any underwriter (as defined in the Securities
Act) for the Holder in connection with the filing of a registration statement pursuant to Section 9.1 hereof.

            9.6 If the Company shall file any registration statement including therein all or any part of the Warrant Shares either issuable upon exercise of the Warrants by Holder or held by Holder, the Company and the Holder shall enter into an appropriate cross-indemnity agreement whereby the Company shall indemnify and hold harmless the Holder against any losses, claims, damages or liabilities (or actions in respect thereto arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by the Holder, and the Holder shall (to the extent of and limited to the amount of net proceeds received by the Holder from the sale of Warrant Shares) indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement and each person, if any, who controls the Company, within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by the Holder expressly for use in such registration statement.

            9.7 Nothing herein shall be construed to require any of the holders who may desire to include any securities in any registration statement refereed to in Section 9.1 hereof to exercise their Warrants prior to the effective date of registration statement and such holders, at their option, to the extent permissible by law, may exercise the Warrants against payment of the proceeds of the sale of such securities pursuant to a registration statement.

            9.8 Until the shares shall be sold or capable of sale without registration under the Securities Act, the Company at its expense will file such post-effective amendments as may be necessary to make available for use a prospectus meeting the requirements of the Securities Act, including, without limitation, Section 1O(a)(3). The Company will cause copies of such prospectus to be delivered to any person exercising the warrant or selling the shares as may be required by the Securities Act and the rules and regulations of the SEC.

     Section 10. INVESTMENT REPRESENTATION AND LEGEND. Each holder, by acceptance of this Warrant, represents and warrants to the Corporation that the Holder is acquiring the Warrant and the securities issuable upon exercise hereof, unless at the time of exercise a registration statement under the Securities Act is effective with respect to such securities, for investment purposes only and not with a view towards the resale or other distribution thereof.

     The Holder, by acceptance of this Warrant, agrees that the Corporation may affix, unless the shares subject to this Warrant are registered at the time of exercise, the following legend to certificates for securities issued upon exercise of this Warrant:

          The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933 (the Securities Act") or applicable state securities laws ("State Acts") and may not be offered, sold, transferred, encumbered or otherwise disposed of unless there is an effective registration statement under the Securities Act and the applicable State Acts or unless in the opinion of counsel acceptable to the Corporation, such registration is not required.

     Section 11. LOST, STOLEN. MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 12. PAYMENT OF TAXES. The Company will pay all taxes, if any, attributable to the transfer and/or issuance of the Warrants and the Warrant Shares.

     Section 13. NOTICES. All notices, requests, demands and other communications relating to this Warrant Certificate shall be in writing, addressed, if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and, if to the Company, to it at 2600 S.W. Third Avenue, Second Floor, Miami, Florida 33129-2383, or to such other address as any party shall notify the other party in writing, and shall be effective, in the mails, of written notice by first class certified mail, postage prepaid, three (3) days after placement into the mails, in the case of written notice by express mail or other overnight courier, the day after placement with that service, And, in the case of notice by confirmed telex, facsimile transmission, telegram or cable, on the same day as sent.

     Section 14. BINDING EFFECT. This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns and the registered holder or holders from time to time of the Warrants and the Warrant Shares.

     Section 15. SUPPLYING INFOMATION. The Corporation shall cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Shares.

     Section 16. FILINGS. The Corporation will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Corporation to its stockholders generally, and of each regular or periodic report pursuant to the Securities Exchange Act of 1934, as amended) and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act), filed by the Corporation with (i) the SEC or (ii) any securities exchange on which shares of Common Stock are listed.

     Section 17. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Corporation and Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     Section 18. AMENDMENT. This Warrant may not be modified or amended except by written agreement of the parties.

     Section 19. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     Section 20. GOVERNING LAW. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WIIH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFRENCE TO THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF FLORIDA.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Warrant on and as of the day and year first above written.

                                         EVANS ENVIRONMENTAL CORPORATION
                                         a Colorado corporation


                                         By: /s/ SCOTT E. SALPETER
                                             -----------------------------------
                                             Scott E. Salpeter, Vice President



                    [EXECUTION PAGE TO WARRANT CERTIFICATE]

                             WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Series A Convertible Preferred Stock of Evans Environmental Corporation, a Colorado corporation, and hereby makes payment of $___________ in payment therefor.

                                                 ----------------------------
                                                 Signature

                                                 ----------------------------
                                                 Signature, if jointly held

                                                 -----------------------------
                                                 Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------
         (if other than to the registered holder of the within Warrant)

Name__________________________________________________________________________
                  (Please typewrite or print in block letters)
Address_______________________________________________________________________

______________________________________________________________________________

Social Security or Taxpayer Identification Number_____________________________

     And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto ______________________________________________, the right to purchase Series A Preferred Stock of Evans Environmental Corporation, a Colorado corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint________________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:_______________, 199____

                                                    ----------------------------
                                                    Signature



                                                    ----------------------------
                                                    Signature, if jointly held